UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2006

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-129321	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301
Denver, CO  80206
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2006, Frank L. Jennings was appointed to serve as the principal financial officer of Gold Resource Corporation (the “Company”) to replace William F. Pass, who resigned from that position effective June 1, 2006. Mr. Pass served as a financial consultant to the Company and resigned due to the demands of other obligations. Mr. Jennings will serve the Company on a part-time basis as his services are deemed necessary.

Since 2001, Mr. Jennings has been a financial consultant and provides management and financial consulting services primarily to smaller public companies. From 2000 to 2005, he served as the chief financial officer and a director of Global Casinos, Inc., a publicly traded Utah corporation, and from 2001 to 2005, he served as the chief financial officer and a director of OnSource Corporaton, now known as Ceragenix Pharmaceuticals, Inc., a publicly traded Delaware corporation.   During his tenure with Global Casinos and Ceragenix Pharmaceuticals, each company was engaged in the gaming industry and each had common stock quoted on the electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (“OTC Bulletin Board”).

On June 1, 2006, Bill M. Conrad was elected as a director of the Company. Mr. Conrad is presently the vice-president, secretary and a director of Blue Star Energy, Inc., a private Colorado corporation engaged in the energy industry. Prior to that, he served as president and a director of Wyoming Oil & Minerals, Inc., a publicly traded Wyoming corporation, and New Frontier Energy, Inc., a publicly traded Colorado corporation, both engaged in the oil and gas industry. The securities of Wyoming Oil & Mineral and New Frontier Energy are quoted on the OTC Bulletin Board. Mr. Conrad’s term of office as a director of the Company will expire at the next annual meeting of shareholders and when his successor has been elected and qualifies.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION.

Date: June 27, 2006	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	President